RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2004-QS4 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-QS4

         $ 2,367,523                 0.00%            CLASS A-P CERTIFICATES
------------------------------ ------------------- -----------------------------
                         Supplement dated April 27, 2005
                                       to
                   Prospectus Supplement dated March 25, 2004
                                       to
                       Prospectus dated September 25, 2003

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated March 25, 2004.

     The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

     UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

     In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                       CREDIT SCORE OF THE MORTGAGE LOANS

                                            NUMBER OF                  PERCENT OF    AVERAGE     WEIGHTED
                                            MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL  AVERAGE LTV
CREDIT SCORE RANGE                            LOANS        BALANCE       LOANS       BALANCE      RATIO
----------------------------------------    ---------  --------------  ----------   ---------  -----------
499 or less.............................            9  $      915,378        0.38%  $ 101,709        85.08%
500 - 519...............................            6         709,471        0.30     118,245        84.00
520 - 539...............................           13       1,272,891        0.53      97,915        73.33
540 - 559...............................            8       1,165,489        0.49     145,686        75.53
560 - 579...............................           11         896,013        0.37      81,456        80.05
580 - 599...............................           24       2,765,168        1.16     115,215        74.47
600 - 619...............................           30       4,233,757        1.77     141,125        78.14
620 - 639...............................           45       6,274,459        2.62     139,432        76.95
640 - 659...............................           96      13,641,279        5.71     142,097        78.22
660 - 679...............................          111      16,478,079        6.89     148,451        78.33
680 - 699...............................          154      22,591,605        9.45     146,699        78.43
700 - 719...............................          178      27,972,620       11.70     157,150        75.64
720 - 739...............................          183      26,435,810       11.06     144,458        76.77
740 - 759...............................          207      30,852,961       12.91     149,048        74.64
760 - 779...............................          236      34,206,985       14.31     144,945        75.90
780 - 799...............................          188      26,884,102       11.25     143,001        74.07
800 or greater..........................          147      21,002,761        8.79     142,876        69.83
                                            ---------  --------------  ----------   ---------  -----------
Subtotal with Credit Score..............        1,646  $  238,298,827       99.69%  $ 144,775        75.71%
Not Available...........................            4         744,132        0.31     186,033        71.50
                                            ---------  --------------  ----------   ---------  -----------
Total, Average or Weighted Average......        1,650  $  239,042,960      100.00%  $ 144,875        75.70%
                                            =========  ==============  ==========


     Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

     The minimum and maximum credit scores of the mortgage loans were 410 and 840, respectively, and the weighted average credit score of the mortgage loans was 727.

     For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                          NUMBER                                           WEIGHTED
                                            OF                    PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                         MORTGAGE    PRINCIPAL     MORTGAGE     PRINCIPAL   CREDIT     AVERAGE
OCCUPANCY                                  LOANS      BALANCE        LOANS       BALANCE     SCORE    LTV RATIO
------------------------------------     --------  -------------  ----------   ----------  --------   ----------
Primary Residence...................          691  $ 132,341,981       55.36%  $  191,522       724        75.67%
Second/Vacation.....................           26      3,377,755        1.41      129,914       704        76.55
Non Owner-occupied..................          933    103,323,224       43.22      110,743       730        75.71
                                         --------  -------------  ----------   ----------  --------   ----------
Total, Average or Weighted Average..        1,650  $ 239,042,960      100.00%  $  144,875       727        75.70%
                                         ========  =============  ==========

                          PURPOSE OF THE MORTGAGE LOANS

                                          NUMBER                                         WEIGHTED
                                            OF                    PERCENT OF   AVERAGE    AVERAGE  WEIGHTED
                                         MORTGAGE    PRINCIPAL     MORTGAGE   PRINCIPAL   CREDIT    AVERAGE
LOAN PURPOSE                               LOANS      BALANCE        LOANS     BALANCE     SCORE   LTV RATIO
------------------------------------     --------  -------------  ----------  ---------  --------  ---------
Purchase............................          740  $  97,343,600       40.72% $ 131,545       732      80.47%
Rate/Term Refinance.................          346     55,448,571       23.20    160,256       723      71.64
Equity Refinance....................          564     86,250,789       36.08    152,927       722      72.93
                                         --------  -------------  ----------  ---------  --------  ---------
Total, Average or Weighted Average..        1,650  $ 239,042,960      100.00% $ 144,875       727      75.70%
                                         ========  =============  ==========



                            MORTGAGED PROPERTY TYPES

                                            NUMBER                                          WEIGHTED
                                              OF                    PERCENT OF    AVERAGE    AVERAGE  WEIGHTED
                                           MORTGAGE    PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT    AVERAGE
PROPERTY TYPE                                LOANS      BALANCE        LOANS      BALANCE     SCORE   LTV RATIO
----------------------------------------   --------  -------------  ----------   ---------  --------  ---------
Single-family detached.................       1,124  $ 162,093,334       67.81%  $ 144,211       726      75.56%
Two-to-four family units...............         287     41,118,421       17.20     143,270       726      76.10
Planned Unit Developments (detached)...          89     18,681,599        7.82     209,906       728      75.85
Condo Low-Rise (less than 5 stories)...         106     11,953,602        5.00     112,770       739      76.02
Planned Unit Developments (attached)...          21      2,770,777        1.16     131,942       703      77.11
Townhouse..............................          15      1,301,402        0.54      86,760       727      79.52
Condo High-Rise (9 stories or more)....           4        568,228        0.24     142,057       706      72.79
Condo Mid-Rise (5 to 8 stories)........           4        555,597        0.23     138,899       655      60.69
                                           --------  -------------  ----------   ---------  --------  ---------
Total, Average or Weighted Average.....       1,650  $ 239,042,960      100.00%  $ 144,875       727      75.70%
                                           ========  =============  ==========

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                             WEIGHTED
                                        NUMBER OF                  PERCENT OF     AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE     PRINCIPAL      MORTGAGE     PRINCIPAL    CREDIT     AVERAGE
STATE                                     LOANS       BALANCE         LOANS       BALANCE      SCORE    LTV RATIO
------------------------------------    ---------  -------------   ----------   -----------  --------   ---------
Alaska..............................            1  $     205,129         0.09%  $   205,129       813       80.00%
Alabama.............................           32      4,115,285         1.72       128,603       716       81.99
Arkansas............................            2        204,396         0.09       102,198       775       86.04
Arizona.............................           69      8,662,630         3.62       125,545       732       78.20
California..........................          202     52,700,068        22.05       260,891       742       70.19
Colorado............................           44      6,954,073         2.91       158,047       734       77.64
Connecticut.........................           26      5,051,873         2.11       194,303       724       71.62
District of Columbia................            9      1,563,347         0.65       173,705       682       68.68
Delaware............................            5        463,589         0.19        92,718       728       80.93
Florida.............................          116     14,913,953         6.24       128,569       714       79.25
Georgia.............................           84     10,752,710         4.50       128,008       712       79.59
Hawaii..............................            3      1,028,510         0.43       342,837       736       75.16
Iowa................................           10        727,845         0.30        72,785       739       79.89
Idaho...............................           16      1,726,761         0.72       107,923       728       82.23
Illinois............................           44      5,788,333         2.42       131,553       708       75.79
Indiana.............................           59      4,546,131         1.90        77,053       724       78.59
Kansas..............................            9        847,912         0.35        94,212       734       76.07
Kentucky............................            7        678,620         0.28        96,946       722       83.78
Louisiana...........................           21      2,370,520         0.99       112,882       716       80.67
Massachusetts.......................           29      6,299,276         2.64       217,216       757       66.57
Maryland............................           41      4,919,047         2.06       119,977       732       70.13
Maine...............................            3        266,932         0.11        88,977       739       67.78
Michigan............................           62      6,996,780         2.93       112,851       720       81.13
Minnesota...........................           15      2,000,118         0.84       133,341       712       79.27
Missouri............................           27      2,454,356         1.03        90,902       719       79.26
Mississippi.........................           10      1,045,076         0.44       104,508       715       87.19
Montana.............................            3        372,651         0.16       124,217       732       72.16
North Carolina......................           39      4,619,194         1.93       118,441       723       73.87
Nebraska............................            4        386,816         0.16        96,704       665       85.83
New Hampshire.......................            8      1,326,124         0.55       165,766       712       75.04
New Jersey..........................           23      4,929,383         2.06       214,321       707       76.70
New Mexico..........................           14      2,312,405         0.97       165,172       706       77.19
Nevada..............................           30      4,257,467         1.78       141,916       715       74.38
New York............................           40      7,022,975         2.94       175,574       736       75.27
Ohio................................           59      5,006,401         2.09        84,854       722       80.38
Oklahoma............................           17      1,581,455         0.66        93,027       684       80.98
Oregon..............................           33      4,387,288         1.84       132,948       717       74.52
Pennsylvania........................           55      6,043,992         2.53       109,891       735       80.01
Rhode Island........................           10      1,781,513         0.75       178,151       731       76.45
South Carolina......................           12      1,035,958         0.43        86,330       694       82.13
Tennessee...........................           19      2,124,951         0.89       111,840       718       77.96
Texas...............................          167     19,761,361         8.27       118,332       719       78.31
Utah................................           11      1,516,805         0.63       137,891       704       76.57
Virginia............................           91     12,378,997         5.18       136,033       735       77.95
Washington..........................           49      7,878,116         3.30       160,778       720       76.45
Wisconsin...........................           18      2,810,135         1.18       156,119       720       72.95
West Virginia.......................            2        225,702         0.09       112,851       680       73.68
                                        ---------  -------------   ----------   -----------  --------   ---------
Total, Average or Weighted Average..        1,650  $ 239,042,960       100.00%  $   144,875       727       75.70%
                                        =========  =============   ==========


     No more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Colorado and no more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Colorado.

                                     DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
DOCUMENTATION TYPE                        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
--------------------------------------  ---------   ------------   ----------   ---------   --------   ---------
Full Documentation....................        931   $118,810,183        49.70%  $ 127,616        725        77.79%
Reduced Documentation.................        719    120,232,777        50.30     167,222        728        73.63
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average....      1,650   $239,042,960       100.00%  $ 144,875        727        75.70%
                                        =========   ============   ==========


     No more than 25.4% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

     Approximately 0.8% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                 MORTGAGE RATES

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
MORTGAGE RATES (%)                        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
------------------------------------    ---------   ------------   ----------   ---------   --------   ---------
4.625 - 4.749.......................            1   $    160,944         0.07%   $160,944        716       35.00%
4.750 - 4.874.......................            5      1,509,809         0.63     301,962        780       53.62
4.875 - 4.999.......................            1        171,150         0.07     171,150        778       65.00
5.000 - 5.124.......................            2        505,767         0.21     252,884        803       70.02
5.125 - 5.249.......................            5      1,307,143         0.55     261,429        752       70.97
5.250 - 5.374.......................            8      2,606,978         1.09     325,872        782       60.86
5.375 - 5.499.......................            3        931,350         0.39     310,450        753       65.55
5.500 - 5.624.......................            5      1,791,610         0.75     358,322        715       70.93
5.625 - 5.749.......................            3        614,253         0.26     204,751        740       74.69
5.750 - 5.874.......................           23      5,854,824         2.45     254,558        732       68.87
5.875 - 5.999.......................          111     22,024,532         9.21     198,419        736       73.55
6.000 - 6.124.......................          151     25,638,018        10.73     169,788        735       72.52
6.125 - 6.249.......................          146     25,426,045        10.64     174,151        730       74.44
6.250 - 6.374.......................          189     27,579,408        11.54     145,923        725       75.57
6.375 - 6.499.......................          194     27,370,506        11.45     141,085        727       77.06
6.500 - 6.624.......................          221     29,033,312        12.15     131,372        720       76.40
6.625 - 6.749.......................          123     15,787,981         6.60     128,358        720       76.62
6.750 - 6.874.......................          146     16,725,035         7.00     114,555        724       80.70
6.875 - 6.999.......................          152     17,465,860         7.31     114,907        717       80.56
7.000 - 7.124.......................           55      6,452,348         2.70     117,315        721       79.95
7.125 - 7.249.......................           26      2,359,996         0.99      90,769        709       78.92
7.250 - 7.374.......................           36      3,805,526         1.59     105,709        696       80.76
7.375 - 7.499.......................           31      2,820,246         1.18      90,976        689       78.04
7.500 - 7.624.......................            7        531,497         0.22      75,928        643       86.56
7.625 - 7.749.......................            4        185,276         0.08      46,319        677       81.86
7.875 - 7.999.......................            2        383,548         0.16     191,774        731       87.73
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average..        1,650   $239,042,960       100.00%   $144,875        727       75.70%
                                        =========   ============   ==========


     As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.3362% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
NET MORTGAGE RATE (%)                     LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
---------------------------------       ---------   ------------   ----------   ---------   --------   ---------
4.345............................               1   $    160,944         0.07%  $ 160,944        716       35.00%
4.470............................               5      1,509,809         0.63     301,962        780       53.62
4.595............................               1        171,150         0.07     171,150        778       65.00
4.720............................               2        505,767         0.21     252,884        803       70.02
4.845............................               5      1,307,143         0.55     261,429        752       70.97
4.970............................               8      2,606,978         1.09     325,872        782       60.86
5.095............................               3        931,350         0.39     310,450        753       65.55
5.220............................               5      1,791,610         0.75     358,322        715       70.93
5.345............................               4        672,683         0.28     168,171        746       76.45
5.470............................              22      5,356,201         2.24     243,464        729       69.97
5.570............................               1        498,623         0.21     498,623        760       57.00
5.595............................             108     21,612,025         9.04     200,111        737       73.26
5.710............................               2        354,077         0.15     177,039        657       87.64
5.720............................             151     25,638,018        10.73     169,788        735       72.52
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average            318   $ 63,116,378        26.40%  $ 198,479        739       71.31%
                                        =========   ============   ==========


     As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 3.760723701%.


                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
------------------------------------    ---------   ------------   ----------   ---------   --------   ---------
   100,000 or less.................           664   $ 46,157,239        19.31%  $  69,514        723       76.81%
   100,001-200,000.................           650     89,000,768        37.23     136,924        727       77.41
   200,001-300,000.................           210     50,508,844        21.13     240,518        721       74.66
   300,001-400,000.................            66     22,603,881         9.46     342,483        727       75.00
   400,001-500,000.................            29     13,082,626         5.47     451,125        748       73.66
   500,001-600,000.................            21     11,158,739         4.67     531,369        739       71.55
   600,001-700,000.................             9      5,653,022         2.36     628,114        713       66.45
   800,001-900,000.................             1        877,841         0.37     877,841        713       65.00
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average.         1,650   $239,042,960       100.00%  $ 144,875        727       75.70%
                                        =========   ============   ==========


                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT
ORIGINAL LTV RATIO (%)                    LOANS        BALANCE        LOANS      BALANCE      SCORE
------------------------------------    ---------   ------------   ----------   ---------   --------
00.01-50.00.........................           87   $ 12,177,248         5.09%  $ 139,968        756
50.01-55.00.........................           35      4,966,908         2.08     141,912        739
55.01-60.00.........................           57     10,421,611         4.36     182,835        730
60.01-65.00.........................           67     12,584,892         5.26     187,834        725
65.01-70.00.........................          131     20,257,658         8.47     154,639        739
70.01-75.00.........................          219     32,918,311        13.77     150,312        719
75.01-80.00.........................          663    101,365,125        42.40     152,889        730
80.01-85.00.........................           29      4,602,154         1.93     158,695        696
85.01-90.00.........................          293     31,110,778        13.01     106,180        709
90.01-95.00.........................           59      7,516,221         3.14     127,394        710
95.01-100.00........................           10      1,122,054         0.47     112,205        721
                                        ---------   ------------   ----------   ---------   --------
Total, Average or Weighted Average..        1,650   $239,042,960       100.00%  $ 144,875        727
                                        =========   ============   ==========


     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 75.70%.

     The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                   CLASS A-P CERTIFICATES
                                               --------------------------------
                                                0%     6%     18%    24%    30%
                                               ----   ----   ----   ----   ----
DISTRIBUTION DATE
-----------------
April 2005 ...................................  100%   100%   100%   100%   100%
April 2006 ...................................   99     93     81     75     69
April 2007 ...................................   97     86     65     56     48
April 2008 ...................................   96     79     53     42     33
April 2009 ...................................   94     73     42     31     23
April 2010 ...................................   92     68     34     23     15
April 2011 ...................................   90     62     27     17     11
April 2012 ...................................   88     57     22     13      7
April 2013 ...................................   86     53     18     10      5
April 2014 ...................................   84     48     14      7      3
April 2015 ...................................   82     44     11      5      2
April 2016 ...................................   79     40      9      4      2
April 2017 ...................................   76     36      7      3      1
April 2018 ...................................   74     33      6      2      1
April 2019 ...................................   71     30      4      2      *
April 2020 ...................................   68     27      3      1      *
April 2021 ...................................   64     24      3      1      *
April 2022 ...................................   61     21      2      1      *
April 2023 ...................................   57     19      2      *      *
April 2024 ...................................   53     16      1      *      *
April 2025 ...................................   49     14      1      *      *
April 2026 ...................................   44     12      1      *      *
April 2027 ...................................   40     10      1      *      *
April 2028 ...................................   35      8      *      *      *
April 2029 ...................................   29      7      *      *      *
April 2030 ...................................   24      5      *      *      *
April 2031 ...................................   18      4      *      *      *
April 2032 ...................................   11      2      *      *      *
April 2033 ...................................    5      1      *      *      *
April 2034 ...................................    0      0      0      0      0
Weighted Average Life in Years** (to Maturity)  18.2   10.3   4.6    3.5    2.7

------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS


                                                    DISCOUNT MORTGAGE     NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS         MORTGAGE LOANS
------------------------------------------------    -----------------   ----------------
Aggregate principal balance ....................    $  64,122,632.07    $181,358,529.19
Weighted average mortgage rate .................        5.8165477607%             6.5262%
Weighted average servicing fee rate.............        0.2802278041%             0.3300%
Weighted average original term to maturity
(months) .......................................                 359                 360
Weighted average remaining term
to maturity (months) ...........................                 344                 343

     The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment Considerations--Principal Only Certificate, Class A-5 Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

  ASSUMED PURCHASE PRICE         0%     6%     18%     24%     30%
---------------------------     ---    ---    ----    ----    ----
$1,635,471 ................     2.2%   4.2%   10.0%   13.5%   17.4%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

     The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

     The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

     As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                            AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------   ------------    -----------    -----------
                              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                   THOUSANDS)                   THOUSANDS)                     THOUSANDS)
Total Loan Portfolio.         92,149    $10,513,716        104,820   $ 12,512,690        101,210    $12,635,058
Period of Delinquency
30 to 59 days........          1,602        192,517          2,082        244,557          2,324        289,263
60 to 89 days........            236         28,610            372         44,459            477         64,448
90 days or more(2)...            307         35,045            409         44,171            516         62,039
Foreclosures Pending.            273         32,685            446         55,203            602         81,640
                         -----------    -----------    -----------   ------------    -----------    -----------

Total Delinquent Loans         2,418    $   288,858          3,309   $    388,390          3,919    $   497,389
                         ===========    ===========    ===========   ============    ===========    ===========
Percent of Loan
Portfolio............         2.624%         2.747%         3.157%         3.104%         3.872%         3.937%

                            AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                    THOUSANDS)
Total Loan Portfolio.         99,386    $12,962,473        101,112    $14,114,861        106,211    $15,669,395
Period of Delinquency
30 to 59 days........          2,147        280,302          2,182        284,482          2,032        282,672
60 to 89 days........            488         63,986            526         70,816            409         51,071
90 days or more(2)...            644         84,033            696         94,223            555         70,963
Foreclosures Pending.            769        102,671            787        103,707            747         88,396
                         -----------    -----------    -----------    -----------    -----------    -----------

Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743    $   493,102
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio............         4.073%         4.096%         4.145%         3.919%         3.524%         3.147%

---------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

      EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY
                                 EXPERIENCE(1)


                            AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------   ------------    -----------    -----------
                              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                   THOUSANDS)                   THOUSANDS)                     THOUSANDS)
Total Loan Portfolio.         37,066    $ 5,021,100         44,520   $  6,234,461         45,103    $ 6,477,882
Period of Delinquency
30 to 59 days........            573         83,679            742        104,823            901        131,032
60 to 89 days........             65         11,033            118         17,904            185         29,788
90 days or more(2)...             77         13,377            123         17,598            165         27,231
Foreclosures Pending.             80         12,263            113         19,378            198         34,074
                         -----------    -----------    -----------   ------------    -----------    -----------
Total Delinquent Loans           795    $   120,353          1,096   $    159,703          1,449    $   222,125
                         ===========    ===========    ===========   ============    ===========    ===========
Percent of Loan
Portfolio............         2.145%         2.397%         2.462%         2.562%         3.213%         3.429%

                            AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                    THOUSANDS)
Total Loan Portfolio.         45,867    $ 6,776,784         51,824    $ 8,071,748         56,271    $ 9,191,522
Period of Delinquency
30 to 59 days........            893        131,270            934        142,682            946        161,218
60 to 89 days........            216         33,636            216         35,031            186         26,348
90 days or more(2)...            206         37,139            258         43,618            225         34,430
Foreclosures Pending.            251         41,335            279         44,333            268         42,461
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         1,566    $   243,380          1,687    $   265,664          1,625      $ 264,457
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio............         3.414%         3.591%         3.255%         3.291%         2.888%         2.877%

---------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

     The following shall supplement the information under the section entitled "Use of Proceeds":

     The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

     As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

     Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:32:42                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS4(POOL # 4832) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4832
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HRV3   150,000,000.00 119,954,591.59     4.350000  %  4,012,266.35
A-2     76110HRW1    26,862,500.00  26,862,500.00     5.500000  %          0.00
A-3     76110HRX9     4,249,000.00   4,249,000.00     5.500000  %          0.00
A-4     76110HRY7             0.00           0.00     4.582500  %          0.00
A-5     76110HRZ4             0.00           0.00     5.750000  %          0.00
A-6     76110HSA8    69,543,500.00  56,503,993.05     2.917500  %  1,741,296.85
A-7     76110HSB6    50,000,000.00  39,984,863.86     4.000000  %  1,337,422.11
A-P     76110HSC4     2,629,441.22   2,490,157.48     0.000000  %     25,320.42
A-V     76110HSD2             0.00           0.00     0.332578  %          0.00
R-I     76110HSE0           100.00           0.00     5.750000  %          0.00
R-II    76110HSF7           100.00           0.00     5.750000  %          0.00
M-1     76110HSG5     7,694,900.00   7,613,351.60     5.750000  %      9,565.39
M-2     76110HSH3     3,686,800.00   3,647,728.32     5.750000  %      4,582.99
M-3     76110HSJ9     2,244,200.00   2,220,416.59     5.750000  %      2,789.72
B-1     76110HSK6     1,282,400.00   1,268,809.48     5.750000  %      1,594.12
B-2     76110HSL4     1,282,400.00   1,268,809.48     5.750000  %      1,594.12
B-3     76110HSM2     1,122,186.96   1,110,294.33     5.750000  %      1,394.96

-------------------------------------------------------------------------------
                  320,597,528.18   267,174,515.78                  7,137,827.03
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       434,835.39  4,447,101.74            0.00       0.00    115,942,325.24
A-2       123,119.79    123,119.79            0.00       0.00     26,862,500.00
A-3        19,474.58     19,474.58            0.00       0.00      4,249,000.00
A-4       215,774.62    215,774.62            0.00       0.00              0.00
A-5       122,338.19    122,338.19            0.00       0.00              0.00
A-6       137,375.33  1,878,672.18            0.00       0.00     54,762,696.20
A-7       133,282.88  1,470,704.99            0.00       0.00     38,647,441.75
A-P             0.00     25,320.42            0.00       0.00      2,464,837.06
A-V        74,047.01     74,047.01            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        36,480.64     46,046.03            0.00       0.00      7,603,786.21
M-2        17,478.70     22,061.69            0.00       0.00      3,643,145.33
M-3        10,639.50     13,429.22            0.00       0.00      2,217,626.87
B-1         6,079.71      7,673.83            0.00       0.00      1,267,215.36
B-2         6,079.71      7,673.83            0.00       0.00      1,267,215.36
B-3         5,320.16      6,715.12            0.00       0.00      1,108,899.37

-------------------------------------------------------------------------------
        1,342,326.21  8,480,153.24            0.00       0.00    260,036,688.75
===============================================================================















































Run:        04/26/05     10:32:42
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS4(POOL # 4832) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4832
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     799.697277   26.748442     2.898903    29.647345   0.000000  772.948835
A-2    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-3    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     812.498552   25.038959     1.975387    27.014346   0.000000  787.459593
A-7     799.697277   26.748442     2.665658    29.414100   0.000000  772.948835
A-P     947.029146    9.629578     0.000000     9.629578   0.000000  937.399568
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     989.402279    1.243080     4.740886     5.983966   0.000000  988.159198
M-2     989.402279    1.243081     4.740886     5.983967   0.000000  988.159198
M-3     989.402278    1.243080     4.740888     5.983968   0.000000  988.159198
B-1     989.402281    1.243083     4.740884     5.983967   0.000000  988.159198
B-2     989.402281    1.243083     4.740884     5.983967   0.000000  988.159198
B-3     989.402279    1.243082     4.740886     5.983968   0.000000  988.159197

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:32:42                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS4 (POOL #  4832)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4832
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       55,465.12
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,584.48

SUBSERVICER ADVANCES THIS MONTH                                       26,795.43
MASTER SERVICER ADVANCES THIS MONTH                                      393.06


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    21   2,751,265.89

 (B)  TWO MONTHLY PAYMENTS:                                    3     324,058.92

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          6     841,775.80


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                        149,267.96

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     260,036,688.74

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,769

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 160,444.59

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,802,361.41

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                       71,035.31

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.52836300 %     5.09342400 %    1.36536720 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.35801300 %     5.17794565 %    1.41449080 %

      BANKRUPTCY AMOUNT AVAILABLE                         118,810.00
      FRAUD AMOUNT AVAILABLE                            6,411,951.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,205,975.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.34590442
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              346.50

POOL TRADING FACTOR:                                                81.11001049

Run:        04/26/05     10:57:31                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS4(POOL # 4832) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4832
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HRV3   150,000,000.00 115,942,325.24     4.350000  %  3,691,209.82
A-2     76110HRW1    26,862,500.00  26,862,500.00     5.500000  %          0.00
A-3     76110HRX9     4,249,000.00   4,249,000.00     5.500000  %          0.00
A-4     76110HRY7             0.00           0.00     4.470000  %          0.00
A-5     76110HRZ4             0.00           0.00     5.750000  %          0.00
A-6     76110HSA8    69,543,500.00  54,762,696.20     3.030000  %  1,601,960.45
A-7     76110HSB6    50,000,000.00  38,647,441.75     4.000000  %  1,230,403.28
A-P     76110HSC4     2,629,441.22   2,464,837.06     0.000000  %     15,624.36
A-V     76110HSD2             0.00           0.00     0.330856  %          0.00
R-I     76110HSE0           100.00           0.00     5.750000  %          0.00
R-II    76110HSF7           100.00           0.00     5.750000  %          0.00
M-1     76110HSG5     7,694,900.00   7,603,786.21     5.750000  %     15,143.40
M-2     76110HSH3     3,686,800.00   3,643,145.33     5.750000  %      7,255.54
M-3     76110HSJ9     2,244,200.00   2,217,626.87     5.750000  %      4,416.54
B-1     76110HSK6     1,282,400.00   1,267,215.36     5.750000  %      2,523.74
B-2     76110HSL4     1,282,400.00   1,267,215.36     5.750000  %      2,523.74
B-3     76110HSM2     1,122,186.96   1,108,899.37     5.750000  %      2,208.45

-------------------------------------------------------------------------------
                  320,597,528.18   260,036,688.75                  6,573,269.32
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       420,290.93  4,111,500.75            0.00       0.00    112,251,115.42
A-2       123,119.79    123,119.79            0.00       0.00     26,862,500.00
A-3        19,474.58     19,474.58            0.00       0.00      4,249,000.00
A-4       203,991.04    203,991.04            0.00       0.00              0.00
A-5       118,246.20    118,246.20            0.00       0.00              0.00
A-6       138,275.81  1,740,236.26            0.00       0.00     53,160,735.75
A-7       128,824.81  1,359,228.09            0.00       0.00     37,417,038.47
A-P             0.00     15,624.36            0.00       0.00      2,449,212.70
A-V        71,695.65     71,695.65            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        36,434.81     51,578.21            0.00       0.00      7,588,642.81
M-2        17,456.74     24,712.28            0.00       0.00      3,635,889.79
M-3        10,626.13     15,042.67            0.00       0.00      2,213,210.33
B-1         6,072.07      8,595.81            0.00       0.00      1,264,691.62
B-2         6,072.07      8,595.81            0.00       0.00      1,264,691.62
B-3         5,313.48      7,521.93            0.00       0.00      1,106,690.92

-------------------------------------------------------------------------------
        1,305,894.11  7,879,163.43            0.00       0.00    253,463,419.43
===============================================================================















































Run:        04/26/05     10:57:31
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS4(POOL # 4832) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4832
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     772.948835   24.608065     2.801940    27.410005   0.000000  748.340769
A-2    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-3    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     787.459593   23.035373     1.988336    25.023709   0.000000  764.424220
A-7     772.948835   24.608065     2.576496    27.184561   0.000000  748.340769
A-P     937.399569    5.942088     0.000000     5.942088   0.000000  931.457482
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     988.159197    1.967979     4.734930     6.702909   0.000000  986.191219
M-2     988.159199    1.967980     4.734930     6.702910   0.000000  986.191219
M-3     988.159198    1.967980     4.734930     6.702910   0.000000  986.191219
B-1     988.159201    1.967982     4.734927     6.702909   0.000000  986.191219
B-2     988.159201    1.967982     4.734927     6.702909   0.000000  986.191219
B-3     988.159197    1.967979     4.734933     6.702912   0.000000  986.191218

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     10:57:31                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS4 (POOL #  4832)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4832
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       54,067.86
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    11,070.68

SUBSERVICER ADVANCES THIS MONTH                                       19,930.29
MASTER SERVICER ADVANCES THIS MONTH                                      609.11


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    13   1,461,384.43

 (B)  TWO MONTHLY PAYMENTS:                                    4     435,848.15

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          6     908,404.90


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        287,671.92

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     253,463,419.43

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,726

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 102,287.17

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,057,381.18

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      255,856.54

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.35801300 %     5.22749600 %    1.40108310 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.19806700 %     5.30164982 %    1.44855310 %

      BANKRUPTCY AMOUNT AVAILABLE                         118,810.00
      FRAUD AMOUNT AVAILABLE                            6,411,951.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,205,975.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.33915581
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              345.40

POOL TRADING FACTOR:                                                79.05969234

Run:        04/07/05     13:16:10                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS4(POOL # 4832) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4832
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HRV3   150,000,000.00 112,251,115.42     4.350000  %  4,469,393.41
A-2     76110HRW1    26,862,500.00  26,862,500.00     5.500000  %          0.00
A-3     76110HRX9     4,249,000.00   4,249,000.00     5.500000  %          0.00
A-4     76110HRY7             0.00           0.00     4.350000  %          0.00
A-5     76110HRZ4             0.00           0.00     5.750000  %          0.00
A-6     76110HSA8    69,543,500.00  53,160,735.75     3.150000  %  1,939,686.94
A-7     76110HSB6    50,000,000.00  37,417,038.47     4.000000  %  1,489,797.80
A-P     76110HSC4     2,629,441.22   2,449,212.70     0.000000  %     66,303.69
A-V     76110HSD2             0.00           0.00     0.327842  %          0.00
R-I     76110HSE0           100.00           0.00     5.750000  %          0.00
R-II    76110HSF7           100.00           0.00     5.750000  %          0.00
M-1     76110HSG5     7,694,900.00   7,588,642.81     5.750000  %      7,589.76
M-2     76110HSH3     3,686,800.00   3,635,889.79     5.750000  %      3,636.43
M-3     76110HSJ9     2,244,200.00   2,213,210.33     5.750000  %      2,213.53
B-1     76110HSK6     1,282,400.00   1,264,691.62     5.750000  %      1,264.88
B-2     76110HSL4     1,282,400.00   1,264,691.62     5.750000  %      1,264.88
B-3     76110HSM2     1,122,186.96   1,106,690.92     5.750000  %      1,106.85

-------------------------------------------------------------------------------
                  320,597,528.18   253,463,419.43                  7,982,258.17
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       406,910.29  4,876,303.70            0.00       0.00    107,781,722.01
A-2       123,119.79    123,119.79            0.00       0.00     26,862,500.00
A-3        19,474.58     19,474.58            0.00       0.00      4,249,000.00
A-4       192,707.67    192,707.67            0.00       0.00              0.00
A-5       114,481.64    114,481.64            0.00       0.00              0.00
A-6       139,546.93  2,079,233.87            0.00       0.00     51,221,048.81
A-7       124,723.46  1,614,521.26            0.00       0.00     35,927,240.67
A-P             0.00     66,303.69            0.00       0.00      2,382,909.01
A-V        69,246.63     69,246.63            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        36,362.25     43,952.01            0.00       0.00      7,581,053.05
M-2        17,421.97     21,058.40            0.00       0.00      3,632,253.36
M-3        10,604.97     12,818.50            0.00       0.00      2,210,996.80
B-1         6,059.98      7,324.86            0.00       0.00      1,263,426.74
B-2         6,059.98      7,324.86            0.00       0.00      1,263,426.74
B-3         5,302.89      6,409.74            0.00       0.00      1,105,584.07

-------------------------------------------------------------------------------
        1,272,023.03  9,254,281.20            0.00       0.00    245,481,161.26
===============================================================================















































Run:        04/07/05     13:16:10
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS4(POOL # 4832) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4832
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     748.340769   29.795956     2.712735    32.508691   0.000000  718.544813
A-2    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-3    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     764.424220   27.891707     2.006614    29.898321   0.000000  736.532513
A-7     748.340769   29.795956     2.494469    32.290425   0.000000  718.544813
A-P     931.457481   25.215886     0.000000    25.215886   0.000000  906.241595
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     986.191219    0.986336     4.725500     5.711836   0.000000  985.204882
M-2     986.191220    0.986338     4.725499     5.711837   0.000000  985.204882
M-3     986.191220    0.986338     4.725501     5.711839   0.000000  985.204882
B-1     986.191220    0.986338     4.725499     5.711837   0.000000  985.204882
B-2     986.191220    0.986338     4.725499     5.711837   0.000000  985.204882
B-3     986.191215    0.986333     4.725496     5.711829   0.000000  985.204882

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:16:10                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS4 (POOL #  4832)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4832
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       52,835.52
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,491.10

SUBSERVICER ADVANCES THIS MONTH                                       28,415.54
MASTER SERVICER ADVANCES THIS MONTH                                      609.14


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    25   3,127,839.34

 (B)  TWO MONTHLY PAYMENTS:                                    3     302,981.50

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     350,599.18


FORECLOSURES
  NUMBER OF LOANS                                                             5
  AGGREGATE PRINCIPAL BALANCE                                        493,533.83

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     245,481,161.26

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,684

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 102,182.65

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    7,728,345.73

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.19806700 %     5.35337900 %    1.43455580 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.98360200 %     5.46856758 %    1.49422610 %

      BANKRUPTCY AMOUNT AVAILABLE                         118,810.00
      FRAUD AMOUNT AVAILABLE                            6,411,951.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,205,975.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.34081541
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              344.20

POOL TRADING FACTOR:                                                76.56988582

Run:        04/25/05     12:55:11                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS4(POOL # 4832) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4832
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HRV3   150,000,000.00 107,781,722.01     4.350000  %  5,273,079.96
A-2     76110HRW1    26,862,500.00  26,862,500.00     5.500000  %          0.00
A-3     76110HRX9     4,249,000.00   4,249,000.00     5.500000  %          0.00
A-4     76110HRY7             0.00           0.00     4.150000  %          0.00
A-5     76110HRZ4             0.00           0.00     5.750000  %          0.00
A-6     76110HSA8    69,543,500.00  51,221,048.81     3.350000  %  2,288,481.55
A-7     76110HSB6    50,000,000.00  35,927,240.67     4.000000  %  1,757,693.32
A-P     76110HSC4     2,629,441.22   2,382,909.01     0.000000  %     15,385.59
A-V     76110HSD2             0.00           0.00     0.329632  %          0.00
R-I     76110HSE0           100.00           0.00     5.750000  %          0.00
R-II    76110HSF7           100.00           0.00     5.750000  %          0.00
M-1     76110HSG5     7,694,900.00   7,581,053.05     5.750000  %     10,478.07
M-2     76110HSH3     3,686,800.00   3,632,253.36     5.750000  %      5,020.28
M-3     76110HSJ9     2,244,200.00   2,210,996.80     5.750000  %      3,055.91
B-1     76110HSK6     1,282,400.00   1,263,426.74     5.750000  %      1,746.23
B-2     76110HSL4     1,282,400.00   1,263,426.74     5.750000  %      1,746.23
B-3     76110HSM2     1,122,186.96   1,105,584.07     5.750000  %      1,528.07

-------------------------------------------------------------------------------
                  320,597,528.18   245,481,161.26                  9,358,215.21
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       390,708.74  5,663,788.70            0.00       0.00    102,508,642.05
A-2       123,119.79    123,119.79            0.00       0.00     26,862,500.00
A-3        19,474.58     19,474.58            0.00       0.00      4,249,000.00
A-4       177,139.46    177,139.46            0.00       0.00              0.00
A-5       109,923.43    109,923.43            0.00       0.00              0.00
A-6       142,992.09  2,431,473.64            0.00       0.00     48,932,567.26
A-7       119,757.47  1,877,450.79            0.00       0.00     34,169,547.35
A-P             0.00     15,385.59            0.00       0.00      2,367,523.42
A-V        67,432.10     67,432.10            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        36,325.88     46,803.95            0.00       0.00      7,570,574.98
M-2        17,404.55     22,424.83            0.00       0.00      3,627,233.08
M-3        10,594.36     13,650.27            0.00       0.00      2,207,940.89
B-1         6,053.92      7,800.15            0.00       0.00      1,261,680.51
B-2         6,053.92      7,800.15            0.00       0.00      1,261,680.51
B-3         5,297.59      6,825.66            0.00       0.00      1,104,056.00

-------------------------------------------------------------------------------
        1,232,277.88 10,590,493.09            0.00       0.00    236,122,946.05
===============================================================================















































Run:        04/25/05     12:55:11
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS4(POOL # 4832) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4832
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     718.544813   35.153866     2.604725    37.758591   0.000000  683.390947
A-2    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-3    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     736.532513   32.907195     2.056153    34.963348   0.000000  703.625317
A-7     718.544813   35.153866     2.395149    37.549015   0.000000  683.390947
A-P     906.241595    5.851277     0.000000     5.851277   0.000000  900.390318
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     985.204882    1.361689     4.720773     6.082462   0.000000  983.843193
M-2     985.204883    1.361690     4.720774     6.082464   0.000000  983.843193
M-3     985.204881    1.361688     4.720774     6.082462   0.000000  983.843193
B-1     985.204882    1.361689     4.720774     6.082463   0.000000  983.843193
B-2     985.204882    1.361689     4.720774     6.082463   0.000000  983.843193
B-3     985.204881    1.361689     4.720773     6.082462   0.000000  983.843192

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:55:11                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS4 (POOL #  4832)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4832
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       50,858.61
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,566.78

SUBSERVICER ADVANCES THIS MONTH                                       16,480.68
MASTER SERVICER ADVANCES THIS MONTH                                      609.18


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    11   1,300,132.68

 (B)  TWO MONTHLY PAYMENTS:                                    7     628,079.58

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     257,874.87


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        287,671.92

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     236,122,946.05

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,631

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 306,564.25

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    9,019,359.18

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                       92,270.15

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.98360200 %     5.52217100 %    1.47972150 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.71325300 %     5.67744439 %    1.55180020 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,425,413.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,425,416.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.34073021
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              343.00

POOL TRADING FACTOR:                                                73.65089413